EXHIBIT 5-a


                    [Letterhead of Brown & Wood LLP]

                                                            February 12, 1998


Morgan Stanley, Dean Witter,
       Discover & Co.
1585 Broadway
New York, NY  10036


          Re:  Morgan Stanley, Dean Witter, Discover & Co.
               MSDW Capital Trust I, MSDW Capital Trust II,
               MSDW Capital Trust III, MSDW Capital Trust IV
               and MSDW Capital Trust V
               Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:


     We have acted as counsel to Morgan Stanley, Dean Witter, Discover & Co., a Delaware corporation (the "Company") and depositor of MSDW Capital Trust I, MSDW Capital Trust II, MSDW Capital Trust III, MSDW Capital Trust IV and MSDW Capital Trust V, each a statutory business trust formed under the laws of the State of Delaware (each, an "Issuer Trust" and, collectively, the Issuer Trusts), in connection with a Registration Statement (the "Registration Statement") on Form S-3 filed by the Company and the Issuer Trusts on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of Debt Securities of the Company (the "Debt Securities"), Capital Securities of the Issuer Trusts (the "Capital Securities") and Guarantees of the Company with respect to the Capital Securities (the "Guarantees").

     The Debt Securities are to be issued from time to time as either (a) senior indebtedness of the Company under an indenture dated as of April 15, 1989, as supplemented by a First Supplemental Senior Indenture dated as of May 15, 1991 and a Second Supplemental Senior Indenture dated as of April 15, 1996, between Morgan Stanley Group Inc. ("Morgan Stanley") and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "Senior Debt Trustee"), and a Third Supplemental Senior Indenture dated as of June 1, 1997 (the "Third Supplemental Senior Indenture") between the Company (as successor to Morgan Stanley) and the Senior Debt Trustee (such indenture as so supplemented the "Senior Indenture"), (b) senior subordinated indebtedness of the Company under an indenture dated as of April 15, 1989, as supplemented by a First Supplemental Subordinated Indenture dated as of May 15, 1991 and a Second Supplemental Subordinated Indenture dated as of April 15, 1996, be-tween Morgan Stanley and The First National Bank of Chicago, as trustee (the "Senior Subordinated Debt Trustee"), and a Third Supplemental Subordinated Indenture dated as of June 1, 1997 (the "Third Supplemental Subordinated Indenture" and, together with the Third Supplemental Senior Indenture, the "Third Supplemental Indentures") between the Company (as successor to Morgan Stanley) and the Senior Subordinated Debt Trustee (such indenture as so supplemented, the "Senior Subordinated Indenture") or (c) junior subordinated indebtedness of the Company under an indenture to be entered into between the Company and The Bank of New York, as trustee (the "Junior Subordinated Indenture" and, together with the Senior Indenture and the Senior Subordinated Indenture, the "Indentures").

     The Capital Securities of each Issuer Trust will be issued pursuant an Amended and Restated Trust Agreement (the "Trust Agreement") of such Issuer Trust to be entered into among the Company, as depositor of such Issuer Trust, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, two individuals selected by the holders of the Common Securities issued by such Issuer Trust as administrators with respect to such Issuer Trust and the holders of the Common Securities and the Capital Securities of such Issuer Trust.

     The forms of the Indentures, the Trust Agreements, the Guarantees and the Debt Securities are filed or incorporated by reference as exhibits to the Registration Statement.

     In rendering this opinion, we have examined the originals or copies, certified to our satisfaction, of such corporate records and other documents and certificates as we deemed necessary. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. In addition, in rendering this opinion, we have assumed the authorization, execution and delivery of the Indentures, the Trust Agreements and the Guarantees by all parties (including Morgan Stanley) other than the Company. As to any facts material to this opinion, we have, when relevant facts were not independently established by us, relied upon the aforesaid records, certificates and documents.

     Based   upon  the   foregoing,   and  having   regard  for   such  legal
considerations as we have deemed relevant, we are of the opinion that:

     (i)  the  Third   Supplemental  Indentures,   the  Junior   Subordinated
Indenture, the Debt Securities and the Guarantees have been duly authorized by the Company;

     (ii) when a Debt Security has been duly executed and issued in accordance with the provisions of the applicable Indenture, and duly paid for by the purchaser thereof in the manner and on the terms described in the Registration Statement (after it is declared effective), all required corporate action of the Company will have been taken with respect to the issuance and sale of such Debt Security, and such Debt Security will have been validly issued and will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms; and

     (iii) when a Guarantee has been duly executed and delivered by the Company, all corporate actions of the Company will have been taken with respect to the issuance of such Guarantee, and such Guarantee will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms.

     The opinions set forth herein are limited to matters of the laws of the State of New York. With respect to the laws of the State of Delaware, we have made no independent investigation of such laws and have relied on all matters governed by such laws upon the opinion of Richards, Layton & Finger, P.A. Any opinion expressed herein as to enforceability is qualified in that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Validity of Securities" in the related Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                   Very truly yours,


                                   /s/ Brown & Wood LLP

                                   BROWN & WOOD LLP